UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 16, 2008

ICOP DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	001-32560	84-1493152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16801 W. 116th Street Lenexa, Kansas	66219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 913-338-5550

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 16, 2008, ICOP Digital, Inc. (the Company) and Equity Bank, N.A. (the Bank) agreed to amend the existing Standstill Agreement dated August 21, 2008 extending the time to pay off the outstanding balance on the line of credit at the Bank until December 4, 2008 (the Amendment). The Amendment requires the Company’s $600,000 certificate of deposit held at the Bank to be applied towards the outstanding balance of the line of credit, requires that the Company pay a $15,000 extension fee and $6,800 in legal fees incurred by the Bank, and change the interest rate to 8% per annum. After these transactions, the outstanding balance of the line of credit was approximately $840,000.

The Company is actively seeking an alternative lender to refinance the line of credit. Although the Company believes we will be able to refinance the line of credit by the December 4, 2008 due date, there can be no assurance ICOP will be successful. Based on our analysis, we believe our available cash on hand and cash flow from operations will allow us to operate through December 4, 2008 without additional advances from the line of credit. However, there can be no assurance these sources of capital will be sufficient until we are able to enter into alternative financing arrangements.

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results or financial condition due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, the performance or reliability of our products, our ability to obtain acceptable alternative lending arrangements, and our ability to regain compliance with Nasdaq listing standards. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included in certain forms the Company has filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOP DIGITAL, INC.

October 21, 2008	By:	/s/ David C. Owen
Name: David C. Owen
Title: Chief Executive Officer